UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015

Westamerica Bancorporation
(Exact name of registrant as specified in its charter)

California	001-09383	94-2156203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1108 Fifth Avenue San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 863-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Proxies for the Annual Meeting of shareholders held on April 23, 2015, were solicited pursuant Regulation 14A of the Securities Exchange Act of 1934. The Report of Inspector of election indicates that 21,971,728 shares of the Common Stock of the Company, out of 25,617,758 shares outstanding on the February 23, 2015 record date, were present, in person or by proxy, at the meeting. The following matters were submitted to a vote of the shareholders:

1. Election of Directors:

Nominee	For	Withheld	Non-Votes	Uncast
Etta Allen	17,967,191.214343	683,426.302688	3,321,111	0
Louis E. Bartolini	17,884,732.574473	765,884.942558	3,321,111	0
E. Joseph Bowler	18,507,047.996529	143,569.520502	3,321,111	0
Arthur C. Latno, Jr.	15,973,584.894580	2,677,032.622451	3,321,111	0
Patrick D. Lynch	17,876,314.623853	774,302.893178	3,321,111	0
Catherine C. MacMillan	17,968,914.473313	681,703.043718	3,321,111	0
Ronald A. Nelson	17,969,674.115037	680,943.401994	3,321,111	0
David L. Payne	17,797,762.933367	852,854.583664	3,321,111	0
Edward B. Sylvester	17,960,005.180222	690,612.336809	3,321,111	0

2. Approval of a Non-Binding Advisory Vote on Executive Compensation

For	Against	Abstain	Non-Votes
18,298,222.644019	204,902.854421	147,492.018591	3,321,111

3. Ratification of Selection of Crowe Horwath LLP as Company’s Independent Auditors for Fiscal Year 2015

For	Against	Abstain	Non-Votes
21,708,677.933918	49,278.633832	213,771.949281	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015	WESTAMERICA BANCORPORATION
(Registrant)

	By:	/s/ John “Robert” Thorson
John “Robert” Thorson
Senior Vice President and Chief Financial Officer